U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 29, 2017

Commission file number: 333-206839

HEALTH-RIGHT DISCOVERIES, INC.

(Exact name of registrant as specified in its charter)

Florida	45-3588650
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

18851 NE 29th Avenue, Suite 700, Aventura, Florida 33180

(Address of Principal Executive Offices)

(305) 705-3247

(Registrant’s telephone number, including area code)

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless the context otherwise requires, all references in this Current Report on Form 8-K to “HRD,” “Health-Right,” “the Company,” “we,” “our” and “us” refers to Health-Right Discoveries, Inc.

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of Acquisition of CCI Compounds, Inc. and EZPharmaRX, LLC

On September 29, 2017 (“Closing”), pursuant to a previously reported securities purchase agreement effective as of August 17, 2017 (the “CCI Purchase Agreement”), Health-Right acquired all the outstanding common stock of Common Compounds, Inc., an Arkansas corporation and all the outstanding limited liability company membership interests of EZPharmaRX, LLC, an Arkansas limited liability company (collectively, “CCI”) from Hunter Burroughs (the “Shareholder”), the sole owner of CCI (the “CCI Acquisition”).

The purchase price for the CCI Acquisition (the “Purchase Price”) consisted of (a) $6,100,000 in cash (the “Cash Purchase Price”); and (b) 1,751,580 “restricted” shares of HRD’s common stock (the “Acquisition Shares”). The Purchase Price may be subject to adjustment post-Closing if working capital at Closing does not equal at least $263,400. The Purchase Price was paid at Closing by (a) payment by the Company to the Shareholder of $3,600,000 of the Cash Purchase Price; (b) issuance by the Company to the Shareholder of the Acquisition Shares; and (c) execution and delivery to the Shareholder of a convertible promissory note for the $2,500,000 balance of the Cash Purchase Price (the “CCI Note”).

The CCI Note, which does not bear interest, is payable in five equal annual installments of $500,000 on the first, second, third, fourth and fifth anniversaries of the of Closing (each a “Due Date”), which installments will be reduced to $377,400 each (with a corresponding reduction in the Cash Purchase Price), if CCI fails to meet certain agreed upon financial targets for the years ending December 31, 2017 and 2018. Upon each Due Date, the Shareholder, at his sole option, may elect to convert the annual installment then due under the Note, into shares of Health-Right’s common stock (the “HRD Shares”) at a conversion price equal to 50% of “fair market value,” which is be defined as the average closing price for the HRD Shares on the principal market on which they are traded during the thirty (30) trading days prior to the applicable Due Date, provided, further, that (a) the conversion price shall not be lower than $2.00 per HRD Share, subject to adjustment for stock splits, stock dividends and similar recapitalization events; and (b) in the event such conversion price as so adjusted is lower than $2.00 per HRD Share, the installment payable upon such Due Date may not be converted into HRD Shares without written agreement between the Company and the Shareholder.

Founded in 2010 and based in Bentonville, Arkansas, CCI offers in-office ancillary opportunities and third-party billing to physicians and clinics. CCI focuses on providing innovative and quality products that physicians can confidently dispense or administer directly from their own office. CCI has pioneered a niche for physicians’ in-care and treatment of their patients by generating a turn-key system that allows physicians to:

●	Increase workmen’s compensation (WC) patient flow for the physician or clinic;
●	Treat WC patients with non-narcotic medications;
●	Increase profit for the physician or clinic;
●	Provide specialized billers dedicated to physicians and their success;
●	Provide the physician or clinic with third party electronic billing while minimizing involvement of the physician’s current staff, allowing them to remain focused on patient care; and
●	Provide the physician or clinic with a variety of oral medications that allow for increased product distribution by the physician or clinic with the goal of maximizing profits per patient.

The securities we issued in with the CCI Acquisition were issued pursuant to the exemption from registration afforded by Section 4(2)(a) under the Securities Act of 1933, as amended (the “Securities Act”).

The above-summary of the terms of the CCI Acquisition are qualified in its entirety by reference to the CCI Purchase Agreement and the CCI Note, copies of which are filed herewith as Exhibits 10.1 (incorporated by reference to a prior filing) and 10.2, respectively, and incorporated herein by reference.

Securities Purchase Agreement with GPB Debt Holdings II, LLC

We also entered into a securities purchase agreement with GPB Debt Holdings II, LLC (“GPB”) at Closing (the “GPB Purchase Agreement”). Pursuant to the GPB Purchase Agreement, we sold and issued to GPB a $5,000,000 principal amount senior secured convertible note (the “GPB Note”), for an aggregate purchase price of $4,900,000 (a 2.0% original issue discount). In addition, Health-Right issued to GPB 3,584,279 HRD Shares (the “GPB Shares”).

The GPB Note, which matures on the third anniversary of Closing (the “Maturity Date”), provides for monthly payments of interest only, which accrues at the rate of 12.75% per annum. In addition, the GPB Note also provides for an annual payment of paid in kind interest at the rate of 3.0% per annum.

The GPB Note (including accrued and unpaid interest) may be prepaid, in whole or in part, so long as a minimum of $500,000 is prepaid each time a repayment is made, at any time prior to the Maturity Date, upon thirty (30) days’ prior written notice; provided, however, that during such notice period, GPB may exercise its conversion rights described below with respect to the portion of the GPB Note to be repaid. Upon a prepayment, in whole or in part, the Company shall pay GPB an additional success fee equal to (a) 2% of any such payment if such payment is paid prior to the first anniversary of Closing; (b) 4% of any such payment if such amount is paid on or after the first anniversary of Closing; and (c) 6% of any such payment if such amount is paid on or after the second anniversary of Closing, but prior to the Maturity Date.

The GPB Note is convertible at any time, in whole or in part, at GPB’s option, into HRD Shares at a conversion price of $0.44 per GPB Share, with customary adjustments for stock splits, stock dividends and other recapitalization events and anti-dilution provisions set forth in the GPB Note, including adjustments in the event the Company sells HRD Shares or HRD Share equivalents at an effective purchase price lower than the conversion price then in effect.

The GPB Note (a) provides for customary affirmative and negative covenants, including restrictions on Health-Right incurring subsequent debt, and (b) contains customary event of default provisions with a default interest rate of the lesser of 17.75% for the cash interest and 8.0% for the paid in kind interest or the maximum rate permitted by law. Upon the occurrence of an event of default, GPB may require the Company to redeem the GPB Note at 120% of the then outstanding principal balance. The GPB Note is secured by a lien on all of the assets of the Company, including its intellectual property, pursuant to a security agreement entered into between the Company and GPB at Closing (the “Security Agreement”).

The Company also agreed to register the GPB Shares and the HRD Shares issuable upon conversion of the GPB Note for resale under the Securities Act with one hundred eighty (180) days of Closing. If HRD does not effect such registration within that period of time, it will be required to pay GPB certain late payments specified in the GPB Purchase Agreement.

The Company used a placement agent in connection with the transaction with GPB. For its services, the placement agent received a cash placement fee equal to 6% of the aggregate gross proceeds from the transaction and reimbursement of certain out-of-pocket expenses.

The proceeds from the issuance and sale of our securities to GPB were used to fund the portion of the Cash Purchase Price for the CCI Acquisition paid at Closing, for payment of expenses related to the CCI Acquisition and the transaction with GPB and for general working capital and other corporate purposes.

The securities we issued pursuant to the GPB Purchase Agreement were issued pursuant to the exemption from registration afforded by Section 4(2)(a) under the Securities Act and Regulation D thereunder.

The above-summary of the terms of the transaction with GPB are qualified in its entirety by reference to the GPB Purchase Agreement, the GPB Note and the Security Agreement, copies of which are filed herewith as Exhibits 10.3, 10.4 and 10.5, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired. The financial statements of CCI for the periods specified in Rule 8-04 (b) of Regulation S-X will be filed by the registrant by amendment to this report within 75 days of the date of this report.

(b)       Pro forma financial information. The pro forma financial information required to be filed as specified in Rule 8-05 of Regulation S-X will be filed by the registrant by amendment to this report within 75 days of the date of this report.

(d)       Exhibits

Exhibit Number	Description

10.1 10.2 10.3 10.4 10.5	CCI Purchase Agreement (1) CCI Note GPB Purchase Agreement GPB Note Security Agreement

(1)	Previously Filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated September 5, 2017 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH-RIGHT DISCOVERIES, INC.

Dated: September 29, 2017	By:	/s/ David Hopkins
David Hopkins, President
(Principal Executive, Financial and Accounting Officer)